Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
FOURTH QUARTER 2017 EARNINGS

WATERBURY, Conn., January 23, 2018 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $67.7 million, or $0.73 per diluted share, for the quarter ended December 31, 2017 compared to $55.5 million, or $0.60 per diluted share, for the quarter ended December 31, 2016.

“Webster ended 2017 in a position of financial strength from which we continue to execute on our key strategic priorities. We are pleased to report that our earnings have exceeded our cost of capital for the third consecutive quarter,” said John Ciulla, president and chief executive officer. “In addition to this being our thirty-third consecutive quarter of year-over-year revenue growth, we exceeded $1 billion in annual total revenue for the first time in Webster’s history. These achievements were driven by the quality and dedication of our bankers.”

Highlights for the fourth quarter of 2017:

•	Revenue of $271.0 million, an increase of 5.9 percent from a year ago, including net interest income of $204.9 million, a record level.

•
Earnings applicable to common shareholders of $67.7 million includes the previously announced $7.8 million net tax benefit related to the new federal tax legislation and state deferred tax asset revaluations.

•	Annualized return on average common shareholders’ equity of 10.66 percent; annualized return on average tangible common shareholders’ equity (non-GAAP) of 13.85 percent.

•	Year-over-year pre-tax, pre-provision net revenue growth of 6.3 percent, led by HSA Bank’s growth of 47.1 percent.

•	Net interest margin of 3.33 percent, up 22 basis points from a year ago.

•	Loan growth of $497 million, or 2.9 percent from a year ago, with growth of $355 million in commercial and commercial real estate loans.

•	HSA Bank’s deposits grew $676 million and total deposits grew $1.7 billion, or 8.8 percent from a year ago.

“Our balance sheet structure continues to provide a competitive advantage,” said Glenn MacInnes, executive vice president and chief financial officer. “Webster’s strong capital position, ample liquidity, and business momentum position us well for future growth.”

Line of Business performance compared to the fourth quarter of 2016:

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of December 31, 2017, Commercial Banking had $9.3 billion in loans and leases and $4.1 billion in deposit balances.

Commercial Banking Operating Results:

	Three months ended December 31,
(In thousands)	2017	2016
Net interest income	$83,275	$76,174
Non-interest income	16,031	15,434
Operating revenue	99,306	91,608
Non-interest expense	40,282	35,043
Pre-tax, pre-provision net revenue	$59,024	$56,565

	At December 31,
(In millions)	2017	2016
Loans and leases	$9,324	$9,069
Deposits	4,123	3,593

Pre-tax, pre-provision net revenue increased $2.5 million to $59.0 million in the quarter as compared to prior year. Net interest income increased $7.1 million to $83.3 million, primarily due to loan growth and higher loan spreads. Non-interest income increased $0.6 million to $16.0 million primarily due to greater syndication fees and trust fees in the quarter as compared to prior year. Non-interest expense increased $5.2 million to $40.3 million, primarily due to investments in people and product enhancements.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of December 31, 2017, HSA Bank had $6.3 billion in total footings comprising $5.0 billion in deposit balances and $1.3 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

	Three months ended December 31,
(In thousands)	2017	2016
Net interest income	$28,365	$20,967
Non-interest income	18,986	16,741
Operating revenue	47,351	37,708
Non-interest expense	28,932	25,186
Pre-tax, net revenue	$18,419	$12,522

	At December 31,
(In millions)	2017	2016
Number of accounts	2,461	2,091
Deposits	$5,039	$4,363
Linked investment accounts *	1,268	878
Total footings	$6,307	$5,241
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $5.9 million to $18.4 million in the quarter as compared to prior year. Net interest income increased $7.4 million to $28.4 million due primarily to growth in deposits and improved deposit spreads. Non-interest income increased $2.2 million to $19.0 million primarily due to growth in accounts over the past year. Non-interest expense increased $3.7 million to $28.9 million primarily due to costs associated with supporting the growth in total accounts and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 167 banking centers and 334 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of December 31, 2017, Community Banking had $8.2 billion in loans and $11.5 billion in deposit balances.

Community Banking Operating Results:

	Three months ended December 31,
(In thousands)	2017	2016
Net interest income	$97,349	$92,951
Non-interest income	26,852	26,949
Operating revenue	124,201	119,900
Non-interest expense	91,095	93,087
Pre-tax, pre-provision net revenue	$33,106	$26,813

	At December 31,
(In millions)	2017	2016
Loans	$8,200	$7,959
Deposits	11,476	10,971
Pre-tax, pre-provision net revenue increased $6.3 million to $33.1 million in the quarter as compared to prior year. Net interest income increased $4.4 million to $97.3 million primarily due to growth in loan and deposit balances as well as improved interest rate spreads. Non-interest income was flat at $26.9 million primarily driven by increases in fees from investment services offset by lower revenue in mortgage banking activities. Non-interest expense decreased $2.0 million as a result of lower net costs due to banking center optimization, coupled with lower direct marketing expenses.
Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2016:

•	Net interest income was $204.9 million compared to $185.3 million.

•	Net interest margin was 3.33 percent compared to 3.11 percent. The yield on interest-earning assets increased by 29 basis points, and the cost of funds increased by 7 basis points.

•	Average interest-earning assets totaled $24.8 billion and grew by $0.7 billion, or 2.9 percent.

•	Average loans totaled $17.5 billion and grew by $0.7 billion, or 4.5 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $13.0 million compared to $10.2 million in the prior quarter and $12.5 million a year ago.

•
Net charge-offs were $14.8 million compared to $7.9 million in the prior quarter and $6.1 million a year ago. The increase is primarily due to an increase in commercial charge-offs. The ratio of net charge-offs to average loans on an annualized basis was 0.34 percent compared to 0.18 percent in the prior quarter and 0.15 percent a year ago.

•
The allowance for loan losses represented 1.14 percent of total loans at December 31, 2017 compared to 1.16 percent at September 30, 2017 and 1.14 percent at December 31, 2016. The allowance for loan losses represented 158 percent of nonperforming loans compared to 123 percent at September 30, 2017 and 145 percent at December 31, 2016.

Quarterly non-interest income compared to the fourth quarter of 2016:

•
Total non-interest income was $66.0 million compared to $70.6 million, a decrease of $4.6 million. This reflects decreases of $7.4 million in other income and $1.4 million in mortgage banking activities, offset by increases of $2.5 million in deposit service fees and $1.2 million in wealth and investment services.

Quarterly non-interest expense compared to the fourth quarter of 2016:

•
Total non-interest expense was $171.0 million compared to $161.9 million, an increase of $9.1 million. This reflects increases of $7.1 million in compensation and benefits, $3.4 million in other expenses and $2.0 million in technology and equipment, offset by decreases of $2.7 million in occupancy and $2.2 million in marketing.

Quarterly income taxes compared to the fourth quarter of 2016:

•	Income tax expense was $17.0 million compared to $23.8 million and the effective tax rate was 19.6 percent compared to 29.3 percent.

•	The 19.6 percent tax rate includes the $7.8 million net benefit related to the new federal tax legislation and state deferred tax asset revaluations, and a $2.1 million benefit specific to the period.
Investment securities:

•	Total investment securities were $7.1 billion compared to $7.1 billion at September 30, 2017 and $7.2 billion at December 31, 2016. The carrying value of the available-for-sale portfolio included $37.1 million of net unrealized losses compared to $21.7 million of net unrealized losses at September 30, 2017 and $24.7 million of net unrealized losses at December 31, 2016. The carrying value of the held-to-maturity portfolio does not reflect $31.0 million of net unrealized losses compared to $15.6 million of net unrealized losses at September 30, 2017, and $35.5 million of net unrealized losses at December 31, 2016.
Loans:

•
Total loans were $17.5 billion compared to $17.4 billion at September 30, 2017 and $17.0 billion at December 31, 2016. Compared to September 30, 2017, commercial loans increased by $3.8 million, commercial real estate loans increased by $58.9 million, and consumer loans increased by $23.2 million, while residential loans decreased by $8.6 million.

•
Compared to a year ago, commercial loans increased by $342.4 million, residential loans increased by $236.2 million, and commercial real estate loans increased by $13.0 million, while consumer loans decreased by $94.3 million.

•
Loan originations for portfolio were $1.302 billion compared to $1.085 billion in the prior quarter and $1.686 billion a year ago. In addition, $60 million of residential loans were originated for sale in the quarter compared to $80 million in the prior quarter and $132 million a year ago.

Asset quality:

•
Total nonperforming loans were $126.6 million, or 0.72 percent of total loans, compared to $163.6 million, or 0.94 percent, at September 30, 2017 and $134.0 million, or 0.79 percent, at December 31, 2016. Total paying nonperforming loans were $33.2 million compared to $72.0 million at September 30, 2017 and $38.4 million at December 31, 2016.

•	Past due loans were $45.8 million compared to $33.5 million at September 30, 2017 and $42.0 million at December 31, 2016.

Deposits and borrowings:

•
Total deposits were $21.0 billion compared to $20.9 billion at September 30, 2017 and $19.3 billion at December 31, 2016. Core deposits to total deposits were 88.2 percent compared to 89.4 percent at September 30, 2017 and 89.5 percent at December 31, 2016. The loan to deposit ratio was 83.5 percent compared to 83.7 percent at September 30, 2017 and 88.2 percent at December 31, 2016.

•	Total borrowings were $2.5 billion compared to $2.6 billion at September 30, 2017 and $4.0 billion at December 31, 2016.

Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 10.66 percent and 13.85 percent, respectively, compared to 9.26 percent and 12.31 percent, respectively, in the fourth quarter of 2016.

•
The tangible equity and tangible common equity ratios were 8.23 percent and 7.67 percent, respectively, compared to 7.67 percent and 7.19 percent, respectively, at December 31, 2016. The common equity tier 1 risk-based capital ratio was 11.14 percent compared to 10.52 percent at December 31, 2016.

•	Book value and tangible book value per common share were $27.76 and $21.59 respectively, compared to $26.17 and $19.94, respectively, at December 31, 2016.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $26.5 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 167 banking centers and 334 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2017 fourth quarter earnings announcement will be held today, Tuesday, January 23, 2018 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and ‘Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Income and performance ratios:
Net income	$69,893	$64,496	$61,579	$59,471	$57,660
Earnings applicable to common shareholders	67,710	62,426	59,485	57,342	55,501
Earnings per diluted common share	0.73	0.67	0.64	0.62	0.60
Return on average assets	1.05%	0.98%	0.94%	0.91%	0.89%
Return on average tangible common shareholders' equity (non-GAAP)	13.85	12.99	12.65	12.47	12.31
Return on average common shareholders’ equity	10.66	9.95	9.63	9.43	9.26
Non-interest income as a percentage of total revenue	24.37	24.68	24.61	24.65	27.60

Asset quality:
Allowance for loan and lease losses	$199,994	$201,803	$199,578	$199,107	$194,320
Nonperforming assets	132,646	168,962	170,390	177,935	137,946
Allowance for loan and lease losses / total loans and leases	1.14%	1.16%	1.16%	1.16%	1.14%
Net charge-offs / average loans and leases (annualized)	0.34	0.18	0.16	0.13	0.15
Nonperforming loans and leases / total loans and leases	0.72	0.94	0.96	1.02	0.79
Nonperforming assets / total loans and leases plus OREO	0.76	0.97	0.99	1.04	0.81
Allowance for loan and lease losses / nonperforming loans and leases	158.00	123.32	119.96	114.54	144.98

Other ratios:
Tangible equity (non-GAAP)	8.23%	8.03%	7.95%	7.82%	7.67%
Tangible common equity (non-GAAP)	7.67	7.55	7.47	7.34	7.19
Tier 1 risk-based capital (a)	11.91	11.65	11.51	11.42	11.19
Total risk-based capital (a)	13.40	13.17	13.02	12.95	12.68
Common equity tier 1 risk-based capital (a)	11.14	10.99	10.84	10.75	10.52
Shareholders’ equity / total assets	10.20	10.01	9.95	9.85	9.69
Net interest margin	3.33	3.30	3.27	3.22	3.11
Efficiency ratio (non-GAAP)	59.48	59.18	60.65	62.10	63.13

Equity and share related:
Common equity	$2,556,902	$2,516,077	$2,482,416	$2,437,648	$2,404,302
Book value per common share	27.76	27.34	26.93	26.45	26.17
Tangible book value per common share (non-GAAP)	21.59	21.16	20.74	20.26	19.94
Common stock closing price	56.16	52.55	52.22	50.04	54.28
Dividends declared per common share	0.26	0.26	0.26	0.25	0.25

Common shares issued and outstanding	92,101	92,034	92,195	92,154	91,868
Weighted-average common shares outstanding - Basic	92,058	92,125	92,092	91,886	91,572
Weighted-average common shares outstanding - Diluted	92,400	92,503	92,495	92,342	92,099

(a) Presented as projected for December 31, 2017 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2017	September 30, 2017	December 31, 2016
Assets:
Cash and due from banks	$231,158	$215,244	$190,663
Interest-bearing deposits	25,628	26,992	29,461
Securities:
Available for sale	2,638,037	2,591,162	2,991,091
Held to maturity	4,487,392	4,497,311	4,160,658
Total securities	7,125,429	7,088,473	7,151,749
Loans held for sale	20,888	32,855	67,577
Loans and Leases:
Commercial	5,918,927	5,915,080	5,576,560
Commercial real estate	4,523,828	4,464,917	4,510,846
Residential mortgages	4,490,878	4,499,441	4,254,682
Consumer	2,590,225	2,566,983	2,684,500
Total loans and leases	17,523,858	17,446,421	17,026,588
Allowance for loan and lease losses	(199,994)	(201,803)	(194,320)
Loans and leases, net	17,323,864	17,244,618	16,832,268
Federal Home Loan Bank and Federal Reserve Bank stock	151,566	136,340	194,646
Premises and equipment, net	130,001	130,358	137,413
Goodwill and other intangible assets, net	567,984	568,962	572,047
Cash surrender value of life insurance policies	531,820	528,136	517,852
Deferred tax asset, net	92,630	82,895	84,391
Accrued interest receivable and other assets	286,677	295,309	294,462
Total Assets	$26,487,645	$26,350,182	$26,072,529

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,191,496	$4,138,206	$4,021,061
Interest-bearing checking	2,736,952	2,581,266	2,528,274
Health savings accounts	5,038,681	4,891,024	4,362,503
Money market	2,209,492	2,598,187	2,047,121
Savings	4,348,700	4,428,061	4,320,090
Certificates of deposit	2,187,756	1,918,817	1,724,906
Brokered certificates of deposit	280,652	299,674	299,902
Total deposits	20,993,729	20,855,235	19,303,857
Securities sold under agreements to repurchase and other borrowings	643,269	902,902	949,526
Federal Home Loan Bank advances	1,677,105	1,507,681	2,842,908
Long-term debt	225,767	225,704	225,514
Accrued expenses and other liabilities	245,817	219,873	223,712
Total liabilities	23,785,687	23,711,395	23,545,517
Preferred stock	145,056	122,710	122,710
Common shareholders' equity	2,556,902	2,516,077	2,404,302
Total shareholders’ equity	2,701,958	2,638,787	2,527,012
Total Liabilities and Shareholders' Equity	$26,487,645	$26,350,182	$26,072,529

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2017	2016	2017	2016
Interest income:
Interest and fees on loans and leases	$185,172	$161,978	$708,566	$621,028
Interest and dividends on securities	50,735	49,011	204,005	199,436
Loans held for sale	208	443	1,034	1,449
Total interest income	236,115	211,432	913,605	821,913
Interest expense:
Deposits	17,379	12,591	62,253	49,858
Borrowings	13,804	13,582	55,065	53,542
Total interest expense	31,183	26,173	117,318	103,400
Net interest income	204,932	185,259	796,287	718,513
Provision for loan and lease losses	13,000	12,500	40,900	56,350
Net interest income after provision for loan and lease losses	191,932	172,759	755,387	662,163
Non-interest income:
Deposit service fees	37,618	35,132	151,137	140,685
Loan and lease related fees	6,550	6,018	26,448	26,581
Wealth and investment services	8,155	6,970	31,055	28,962
Mortgage banking activities	1,899	3,300	9,937	14,635
Increase in cash surrender value of life insurance policies	3,684	3,699	14,627	14,759
Gain on investment securities, net	—	—	—	414
Other income	8,133	15,498	26,400	38,591
	66,039	70,617	259,604	264,627
Impairment loss on securities recognized in earnings	—	—	(126)	(149)
Total non-interest income	66,039	70,617	259,478	264,478
Non-interest expense:
Compensation and benefits	95,104	88,038	359,926	332,127
Occupancy	13,533	16,195	60,490	61,110
Technology and equipment	22,818	20,815	89,464	79,882
Marketing	3,320	5,488	17,421	19,703
Professional and outside services	5,045	3,441	16,858	14,801
Intangible assets amortization	977	1,082	4,062	5,652
Loan workout expenses	891	378	3,094	3,006
Deposit insurance	5,948	6,410	25,649	26,006
Other expenses	23,413	20,024	84,111	80,904
Total non-interest expense	171,049	161,871	661,075	623,191
Income before income taxes	86,922	81,505	353,790	303,450
Income tax expense	17,029	23,845	98,351	96,323
Net income	69,893	57,660	255,439	207,127
Preferred stock dividends and other	(2,183)	(2,159)	(8,608)	(8,704)
Earnings applicable to common shareholders	$67,710	$55,501	$246,831	$198,423

Weighted-average common shares outstanding - Diluted	92,400	92,099	92,356	91,856

Earnings per common share:
Basic	$0.74	$0.61	$2.68	$2.17
Diluted	0.73	0.60	2.67	2.16

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Interest income:
Interest and fees on loans and leases	$185,172	$181,130	$174,456	$167,808	$161,978
Interest and dividends on securities	50,735	49,584	52,130	51,556	49,011
Loans held for sale	208	307	203	316	443
Total interest income	236,115	231,021	226,789	219,680	211,432
Interest expense:
Deposits	17,379	16,760	14,679	13,435	12,591
Borrowings	13,804	13,357	14,323	13,581	13,582
Total interest expense	31,183	30,117	29,002	27,016	26,173
Net interest income	204,932	200,904	197,787	192,664	185,259
Provision for loan and lease losses	13,000	10,150	7,250	10,500	12,500
Net interest income after provision for loan and lease losses	191,932	190,754	190,537	182,164	172,759
Non-interest income:
Deposit service fees	37,618	38,321	38,192	37,006	35,132
Loan and lease related fees	6,550	6,346	6,344	7,208	6,018
Wealth and investment services	8,155	7,750	7,877	7,273	6,970
Mortgage banking activities	1,899	2,421	3,351	2,266	3,300
Increase in cash surrender value of life insurance policies	3,684	3,720	3,648	3,575	3,699
Gain on investment securities, net	—	—	—	—	—
Other income	8,133	7,288	5,265	5,714	15,498
	66,039	65,846	64,677	63,042	70,617
Impairment loss on securities recognized in earnings	—	—	(126)	—	—
Total non-interest income	66,039	65,846	64,551	63,042	70,617
Non-interest expense:
Compensation and benefits	95,104	89,192	87,354	88,276	88,038
Occupancy	13,533	14,744	16,034	16,179	16,195
Technology and equipment	22,818	22,580	22,458	21,608	20,815
Marketing	3,320	4,045	4,615	5,441	5,488
Professional and outside services	5,045	4,030	3,507	4,276	3,441
Intangible assets amortization	977	1,002	1,028	1,055	1,082
Loan workout expenses	891	840	755	608	378
Deposit insurance	5,948	6,344	6,625	6,732	6,410
Other expenses	23,413	19,046	22,043	19,609	20,024
Total non-interest expense	171,049	161,823	164,419	163,784	161,871
Income before income taxes	86,922	94,777	90,669	81,422	81,505
Income tax expense	17,029	30,281	29,090	21,951	23,845
Net income	69,893	64,496	61,579	59,471	57,660
Preferred stock dividends and other	(2,183)	(2,070)	(2,094)	(2,129)	(2,159)
Earnings applicable to common shareholders	$67,710	$62,426	$59,485	$57,342	$55,501

Weighted-average common shares outstanding - Diluted	92,400	92,503	92,495	92,342	92,099

Earnings per common share:
Basic	$0.74	$0.68	$0.65	$0.62	$0.61
Diluted	0.73	0.67	0.64	0.62	0.60

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2017			2016
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,502,176	$186,375	4.20%	$16,755,408	$162,901	3.84%
Securities (a)	7,095,241	52,494	2.95	7,058,135	50,187	2.85
Federal Home Loan and Federal Reserve Bank stock	141,226	1,256	3.53	189,338	1,724	3.62
Interest-bearing deposits	62,544	226	1.41	57,912	79	0.53
Loans held for sale	24,657	208	3.39	55,938	443	3.16
Total interest-earning assets	24,825,844	$240,559	3.83%	24,116,731	$215,334	3.54%
Non-interest-earning assets	1,679,135			1,708,317
Total Assets	$26,504,979			$25,825,048

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,197,461	$—	—%	$4,005,076	$—	—%
Savings, interest checking, and money market deposits	14,446,859	10,167	0.28	13,257,671	6,850	0.21
Certificates of deposit	2,311,321	7,212	1.24	2,026,121	5,741	1.13
Total deposits	20,955,641	17,379	0.33	19,288,868	12,591	0.26

Securities sold under agreements to repurchase and other borrowings	851,987	3,395	1.56	960,960	3,529	1.44
Federal Home Loan Bank advances	1,571,976	7,777	1.94	2,631,478	7,516	1.12
Long-term debt	225,736	2,632	4.67	225,478	2,537	4.50
Total borrowings	2,649,699	13,804	2.05	3,817,916	13,582	1.40
Total interest-bearing liabilities	23,605,340	$31,183	0.52%	23,106,784	$26,173	0.45%
Non-interest-bearing liabilities	223,906			192,165
Total liabilities	23,829,246			23,298,949

Preferred stock	131,707			122,710
Common shareholders' equity	2,544,026			2,403,389
Total shareholders' equity	2,675,733			2,526,099
Total Liabilities and Shareholders' Equity	$26,504,979			$25,825,048
Tax-equivalent net interest income		209,376			189,161
Less: tax-equivalent adjustments		(4,444)			(3,902)
Net interest income		$204,932			$185,259
Net interest margin			3.33%			3.11%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2017			2016
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,295,027	$712,794	4.12%	$16,266,101	$624,300	3.84%
Securities (a)	7,047,744	210,044	2.97	6,910,649	203,467	2.95
Federal Home Loan and Federal Reserve Bank stock	155,949	5,988	3.84	188,854	6,039	3.20
Interest-bearing deposits	63,397	698	1.10	57,747	295	0.51
Loans held for sale	29,680	1,034	3.49	44,560	1,449	3.25
Total interest-earning assets	24,591,797	$930,558	3.78%	23,467,911	$835,550	3.56%
Non-interest-earning assets	1,669,370			1,753,316
Total Assets	$26,261,167			$25,221,227

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,079,493	$—	—%	$3,853,700	$—	—%
Savings, interest checking, and money market deposits	14,348,404	36,899	0.26	13,072,577	27,331	0.21
Certificates of deposit	2,137,574	25,354	1.19	2,027,029	22,527	1.11
Total deposits	20,565,471	62,253	0.30	18,953,306	49,858	0.26

Securities sold under agreements to repurchase and other borrowings	876,660	14,365	1.64	947,858	14,528	1.53
Federal Home Loan Bank advances	1,764,347	30,320	1.72	2,413,309	29,033	1.20
Long-term debt	225,639	10,380	4.60	225,607	9,981	4.42
Total borrowings	2,866,646	55,065	1.92	3,586,774	53,542	1.49
Total interest-bearing liabilities	23,432,117	$117,318	0.50%	22,540,080	$103,400	0.46%
Non-interest-bearing liabilities	211,775			199,730
Total liabilities	23,643,892			22,739,810

Preferred stock	124,978			122,710
Common shareholders' equity	2,492,297			2,358,707
Total shareholders' equity	2,617,275			2,481,417
Total Liabilities and Shareholders' Equity	$26,261,167			$25,221,227
Tax-equivalent net interest income		813,240			732,150
Less: tax-equivalent adjustments		(16,953)			(13,637)
Net interest income		$796,287			$718,513
Net interest margin			3.30%			3.12%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Loan and Lease Balances (actual):
Commercial non-mortgage	$4,533,915	$4,464,704	$4,282,968	$4,171,246	$4,135,625
Equipment financing	550,233	566,777	585,673	619,861	635,629
Asset-based lending	834,779	883,599	861,203	848,137	805,306
Commercial real estate	4,523,828	4,464,917	4,556,208	4,530,507	4,510,846
Residential mortgages	4,490,878	4,499,441	4,388,308	4,290,685	4,254,682
Consumer	2,590,225	2,566,983	2,599,318	2,634,063	2,684,500
Total Loan and Lease Balances	17,523,858	17,446,421	17,273,678	17,094,499	17,026,588
Allowance for loan and lease losses	(199,994)	(201,803)	(199,578)	(199,107)	(194,320)
Loans and Leases, net	$17,323,864	$17,244,618	$17,074,100	$16,895,392	$16,832,268

Loan and Lease Balances (average):
Commercial non-mortgage	$4,525,843	$4,416,834	$4,288,612	$4,148,625	$4,053,728
Equipment financing	554,424	573,312	602,834	625,306	630,546
Asset-based lending	876,070	859,289	864,247	845,269	780,587
Commercial real estate	4,446,162	4,475,207	4,550,595	4,479,379	4,343,949
Residential mortgages	4,498,707	4,455,932	4,340,656	4,279,662	4,252,106
Consumer	2,600,970	2,583,945	2,619,480	2,662,915	2,694,492
Total Loan and Lease Balances	17,502,176	17,364,519	17,266,424	17,041,156	16,755,408
Allowance for loan and lease losses	(202,632)	(202,628)	(201,852)	(198,308)	(192,565)
Loans and Leases, net	$17,299,544	$17,161,891	$17,064,572	$16,842,848	$16,562,843

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Nonperforming loans and leases:
Commercial non-mortgage	$39,402	$58,942	$68,430	$74,483	$38,550
Equipment financing	393	570	547	703	225
Asset-based lending	589	8,558	—	—	—
Commercial real estate	4,484	11,066	11,168	9,793	10,521
Residential mortgages	44,407	45,597	46,018	46,792	47,201
Consumer	37,307	38,915	40,206	42,054	37,538
Total nonperforming loans and leases	$126,582	$163,648	$166,369	$173,825	$134,035

Other real estate owned and repossessed assets:
Commercial	$—	$—	$—	$—	$—
Repossessed equipment	305	328	33	82	—
Residential	3,110	2,843	2,513	2,296	2,625
Consumer	2,649	2,143	1,475	1,732	1,286
Total other real estate owned and repossessed assets	$6,064	$5,314	$4,021	$4,110	$3,911
Total nonperforming assets	$132,646	$168,962	$170,390	$177,935	$137,946

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Past due 30-89 days:
Commercial non-mortgage	$5,809	$2,302	$1,910	$1,685	$1,949
Equipment financing	2,358	867	883	1,298	1,596
Asset-based lending	—	—	—	—	—
Commercial real estate	551	1,783	1,013	2,072	8,173
Residential mortgages	13,771	11,700	9,831	11,530	11,202
Consumer	22,394	15,942	14,360	14,762	18,293
Total past due 30-89 days	44,883	32,594	27,997	31,347	41,213
Past due 90 days or more and accruing	887	934	1,185	747	749
Total past due loans and leases	$45,770	$33,528	$29,182	$32,094	$41,962

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Beginning balance	$201,803	$199,578	$199,107	$194,320	$187,925
Provision	13,000	10,150	7,250	10,500	12,500
Charge-offs:
Commercial non-mortgage	254	3,002	2,196	123	1,067
Equipment financing	133	121	119	185	44
Asset-based lending	2,572	—	—	—	—
Commercial real estate	8,324	749	100	102	161
Residential mortgages	560	585	623	732	1,099
Consumer	6,174	6,197	5,602	6,474	6,433
Total charge-offs	18,017	10,654	8,640	7,616	8,804
Recoveries:
Commercial non-mortgage	1,220	466	317	322	439
Equipment financing	11	79	13	14	95
Asset-based lending	33	—	—	—	44
Commercial real estate	144	10	4	7	151
Residential mortgages	100	280	407	237	348
Consumer	1,700	1,894	1,120	1,323	1,622
Total recoveries	3,208	2,729	1,861	1,903	2,699
Total net charge-offs	14,809	7,925	6,779	5,713	6,105
Ending balance	$199,994	$201,803	$199,578	$199,107	$194,320

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Core deposits express total deposits less time deposits. Accordingly, these are also non-GAAP financial measures.
The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Return on average tangible common shareholders' equity:
Net income (GAAP)	$69,893	$64,496	$61,579	$59,471	$57,660
Less: Preferred stock dividends (GAAP)	2,112	2,024	2,024	2,024	2,024
Add: Intangible assets amortization, tax-affected at 35% (GAAP)	635	651	668	686	703
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$68,416	$63,123	$60,223	$58,133	$56,339
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$273,664	$252,492	$240,892	$232,532	$225,356
Average shareholders' equity (non-GAAP)	$2,675,733	$2,635,312	$2,597,222	$2,559,354	$2,526,099
Less: Average preferred stock (non-GAAP)	131,707	122,710	122,710	122,710	122,710
Average goodwill and other intangible assets (non-GAAP)	568,546	569,538	570,560	571,611	572,682
Average tangible common shareholders' equity (non-GAAP)	$1,975,480	$1,943,064	$1,903,952	$1,865,033	$1,830,707
Return on average tangible common shareholders' equity (non-GAAP)	13.85%	12.99%	12.65%	12.47%	12.31%

Efficiency ratio:
Non-interest expense (GAAP)	$171,049	$161,823	$164,419	$163,784	$161,871
Less: Foreclosed property activity (GAAP)	(97)	(72)	(143)	74	(90)
Intangible assets amortization (GAAP)	977	1,002	1,028	1,055	1,082
Other expenses (non-GAAP)	6,106	213	1,587	1,123	1,243
Non-interest expense (non-GAAP)	$164,063	$160,680	$161,947	$161,532	$159,636
Net interest income (GAAP)	$204,932	$200,904	$197,787	$192,664	$185,259
Add: Tax-equivalent adjustment (non-GAAP)	4,444	4,340	4,136	4,033	3,902
Non-interest income (GAAP)	66,039	65,846	64,551	63,042	70,617
Other (non-GAAP)	421	431	555	391	408
Less: Gain on investment securities, net (GAAP)	—	—	—	—	—
One-time gain on the sale of an asset (GAAP)	—	—	—	—	7,331
Income (non-GAAP)	$275,836	$271,521	$267,029	$260,130	$252,855
Efficiency ratio (non-GAAP)	59.48%	59.18%	60.65%	62.10%	63.13%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Tangible equity:
Shareholders' equity (GAAP)	$2,701,958	$2,638,787	$2,605,126	$2,560,358	$2,527,012
Less: Goodwill and other intangible assets (GAAP)	567,984	568,962	569,964	570,992	572,047
Tangible shareholders' equity (non-GAAP)	$2,133,974	$2,069,825	$2,035,162	$1,989,366	$1,954,965
Total assets (GAAP)	$26,487,645	$26,350,182	$26,174,930	$26,002,916	$26,072,529
Less: Goodwill and other intangible assets (GAAP)	567,984	568,962	569,964	570,992	572,047
Tangible assets (non-GAAP)	$25,919,661	$25,781,220	$25,604,966	$25,431,924	$25,500,482
Tangible equity (non-GAAP)	8.23%	8.03%	7.95%	7.82%	7.67%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,133,974	$2,069,825	$2,035,162	$1,989,366	$1,954,965
Less: Preferred stock (GAAP)	145,056	122,710	122,710	122,710	122,710
Tangible common shareholders' equity (non-GAAP)	$1,988,918	$1,947,115	$1,912,452	$1,866,656	$1,832,255
Tangible assets (non-GAAP)	$25,919,661	$25,781,220	$25,604,966	$25,431,924	$25,500,482
Tangible common equity (non-GAAP)	7.67%	7.55%	7.47%	7.34%	7.19%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$1,988,918	$1,947,115	$1,912,452	$1,866,656	$1,832,255
Common shares outstanding	92,101	92,034	92,195	92,154	91,868
Tangible book value per common share (non-GAAP)	$21.59	$21.16	$20.74	$20.26	$19.94

Core deposits:
Total deposits	$20,993,729	$20,855,235	$20,458,097	$20,241,657	$19,303,857
Less: Certificates of deposit	2,187,756	1,918,817	1,795,871	1,718,193	1,724,906
Brokered certificates of deposit	280,652	299,674	299,670	299,906	299,902
Core deposits (non-GAAP)	$18,525,321	$18,636,744	$18,362,556	$18,223,558	$17,279,049